UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1356759
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196539

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form 8-A filed by the Registrant on July 14, 2014 (the “Original 8-A”) is being filed to reflect a change to the exchange on which the Registrant’s common stock will be listed from the New York Stock Exchange to the NYSE MKT as shown on the cover page of this Amendment No. 1. The disclosure under Item 1 below remains unchanged from the Original 8-A.

Item 1. Description of Registrant’s Securities to be Registered

Pfenex Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-196539), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2014, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 17, 2014	PFENEX INC.

	By:	/s/ Paul A. Wagner
Paul A. Wagner
Chief Financial Officer